Exhibit 10.7

BEST BUY CO., INC.

2000 RESTRICTED STOCK AWARD PLAN

2001 Amendment and Restatement

i

ii

BEST BUY CO., INC.

2000 RESTRICTED STOCK AWARD PLAN

2001 Amendment and Restatement

Section 1.                                Purpose of Plan.  The purpose of the Best Buy Co., Inc. 2000 Restricted Stock Award Plan (the “Plan”) is to advance the interests of Best Buy Co., Inc. (the “Company”) and its shareholders by enabling the Company and its Affiliates to attract and retain persons of ability to perform services for the Company and its Affiliates by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company and its Affiliates of their respective economic objectives.

Section 2.                                Certain Definitions.  The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

(a)                                “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as defined by Sections 424(e) and 424(f) of the Code.

(b)                               “Board” means the Board of Directors of the Company.

(c)                                “Change in Control” means an event described in Section 10(a) of the Plan.

(d)                               “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

(f)                                  “Common Stock” means the common stock of the Company, par value $.10 per share.

(g)                               “Disability” means the inability of the Participant to perform his or her usual duties for the Company or its Affiliates as a result of physical or mental disability, and such inability to perform continues or is expected to continue for at least twelve (12) consecutive months.

(h)                               “Eligible Recipients” means all employees of the Company or any Affiliate and any directors, consultants and independent contractors of the Company or any Affiliate.

(i)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)                                   “Participant” means an Eligible Recipient who receives one or more Restricted Stock Awards under the Plan.

(k)                                “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 6.

(l)                                   “Retirement” means termination of employment or service with the Company or any of its Affiliates on or after age 60 so long as the employee has served the Company or any of its Affiliates continuously for at least the three (3) years immediately preceding retirement.

(m)                             “Securities Act” means the Securities Act of 1933, as amended.

Section 3.                                Plan Administration.

(a)                                The Committee.  The Plan shall be administered by the Compensation and Human Resources Committee (the “Committee”) of the Board.  Restricted Stock Awards may not be granted to any person while serving on the Committee unless approved by a majority of the disinterested members of the Board.  To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee or the entire Board, may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act.

(b)                               Authority of the Committee.

(i)                                     In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Restricted Stock Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (A) the Eligible Recipients to be selected as Participants; (B) the nature and extent of the Restricted Stock Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Restricted Stock Award) and the form of written agreement evidencing such Restricted Stock Award; (C) the time or times when Restricted Stock Awards will be granted; and (D) the restrictions and other conditions to which the vesting of Restricted Stock Awards may be subject.  The Committee’s determinations need not be uniform, and may be made by it selectively among Eligible Recipients, whether or not such persons are similarly situated.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee or the Board, as applicable, will be liable for any action or determination made in good faith with respect to the Plan or any Restricted Stock Award granted under the Plan.

(ii)                                  The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Restricted Stock Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of a Restricted Stock Award or accelerate the vesting or otherwise terminate any restrictions relating to a Restricted Stock Award; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

Section 4.                                Shares Available for Issuance.

(a)                                Maximum Number of Shares Available.  The maximum aggregate number of shares of Common Stock that will be available for issuance under the Plan will be One Million (1,000,000) shares of the authorized, but unissued, Common Stock.  Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock.

(b)                               Accounting for Restricted Stock Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Restricted Stock Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  Any shares of Common Stock that constitute any portion of a Restricted Stock Award that remains unvested and is forfeited for any reason will automatically again become available for issuance under the Plan.

Section 5.                                Participation.  Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Affiliates.  Restricted Stock Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee.

Section 6.                                Restricted Stock Awards.

(a)                                Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

(b)                               Vesting of Restricted Stock Awards.  The shares of Common Stock subject to a Restricted Stock Award shall vest, and the forfeiture provisions and restrictions on transfer set forth in this Plan shall terminate, as determined by the Committee in its sole discretion, subject to the following:

(i)                                                                     No more than twenty-five percent (25%) of the shares will vest upon grant of the Restricted Stock Award;

(ii)                                                                  No more than an additional twenty-five percent (25%) of the shares will vest on the first anniversary of the date of grant of the Restricted Stock Award, if the Participant has remained in the continuous employ or service of the Company or one of its Affiliates;

(iii)                                                               No more than an additional twenty-five percent (25%) of the shares will vest on the second anniversary of the date of grant of the Restricted Stock Award, if the Participant has remained in the continuous employ or service of the Company or one of its Affiliates;

(iv)                                                              No more than an additional twenty-five percent (25%) of the shares will vest on the third anniversary of the date of grant of the Restricted Stock Award, if the Participant has remained in the continuous employ or service of the Company or one of its Affiliates;

The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate.

(c)                                Rights as a Shareholder.  Except as provided in Sections 6(a), 6(d) and 6(e) of the Plan or under the terms of any agreement evidencing a Restricted Stock Award, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 6 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

(d)                               Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends, if any) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.  In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.  All stock dividends, stock rights, and stock issued upon split-ups or reclassifications of shares of Common Stock shall be subject to the same restrictions as the shares with respect to which such stock dividends, rights, or additional shares are issued, and may be held in custody as provided in Section 6(f).

(e)                                Restrictions on Transfer.  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan or agreement evidencing a Restricted Stock Award, no right or interest of any Participant in a Restricted Stock Award prior to the vesting of such Restricted Stock Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(f)                                  Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 6, the Committee may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a non-certificated book-entry stock account with the Company’s transfer agent.

(g)                               Certificates.  A recipient of a Restricted Stock Award shall be issued a certificate or certificates evidencing the shares subject to such Restricted Stock Award.  Such certificates shall be registered in the name of the Participant, and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, which legend shall be in substantially the following form:

“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Best Buy Co., Inc. 2000 Restricted Stock Award Plan and an Agreement entered into between the registered owner and Best Buy Co., Inc.  Copies of such Plan and Agreement are on file in the corporate offices of Best Buy Co., Inc.”

(h)                               Gifts, Etc.  Notwithstanding any other provision of this Section 6, the Committee may permit a gift of shares subject to a Restricted Stock Award to the holder’s spouse, child, stepchild, grandchild or legal dependent, or to a trust whose sole beneficiary or beneficiaries shall be the holder and/or any one or more of such persons; provided, that the donee shall have entered into an agreement with the Company pursuant to which it agrees that such shares shall be subject to the same restrictions in the hands of such donee as it was in the hands of the donor.

Section 7.                                Agreements.  Each Restricted Stock Award granted pursuant to the Plan shall be evidenced by an agreement setting forth the terms and conditions upon which it is granted.  Subject to the limitations set forth in the Plan, the Committee may amend any such agreement to modify the terms or conditions governing the Restricted Stock Award evidenced thereby.

Section 8.                                Effect of Termination of Employment or Other Service.

(a)                                Termination Due to Death, Disability or Retirement.  Except as provided in any agreement evidencing an Restricted Stock Award, in the event a Participant’s employment or other service with the Company and all Affiliates is terminated by reason of death, Disability or Retirement, all Restricted Stock Awards then held by the Participant will become fully vested.

(b)                               Termination for Reasons Other than Death, Disability or Retirement. Except as provided in any agreement evidencing an Restricted Stock Award, in the event a Participant’s employment or other service is terminated with the Company and all Affiliates for any reason other than death, Disability or Retirement, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited.

(c)                                Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 8, upon a Participant’s termination of employment or other service with the Company and all Affiliates, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Restricted Stock Awards then held by such Participant to vest and/or continue to vest following such termination of employment or service, in each case in the manner determined by the Committee.

(d)                               Date of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Affiliate for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

Section 9.                                Payment of Withholding Taxes.

The Company is entitled to (i) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Affiliate), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to a Restricted Stock Award, including, without limitation, the grant, vesting of, or payment of dividends with respect to, a Restricted Stock Award, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to a Restricted Stock Award.

Section 10.                         Change in Control.

(a)                                Change in Control.  For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(i)                                     the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

(ii)                                  the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(iii)                               a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 10(b) below), or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(iv)                              any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors); or

(v)                                 the Incumbent Directors cease for any reason to constitute at least a majority of the Board.

(b)                               Incumbent Directors .  For purposes of this Section 10, “Incumbent Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(c)                                Acceleration of Vesting .  Without limiting the authority of the Committee under Section 3(b) of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in an agreement evidencing a Restricted Stock Award at the time of grant or at any time after the grant of a Restricted Stock Award, all outstanding Restricted Stock Awards will become immediately fully vested.

(d)                               Limitation on Change in Control Payments .  Notwithstanding anything in Section 10(c) of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Restricted Stock Award as provided in Section 10(c) (which acceleration could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 10(c) of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Affiliate that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will not be reduced or that the Participant will have the discretion to determine which “payments” will be reduced), then the limitations of this Section 10(d) will not apply, and any “payments” to a Participant pursuant to Section 10(c) of the Plan will be treated as “payments” arising under such separate agreement.

Section 11.                         Rights of Eligible Recipients and Participants.

(a)                                Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Affiliate.

(b)                               Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

Section 12.                         Securities Law and Other Restrictions.  Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Restricted Stock Awards granted under the Plan, unless (i) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

Section 13.                         Plan Amendment, Modification and Termination.  The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Restricted Stock Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required under the Exchange Act or the rules of any stock exchange on which the Company’s securities are listed.  No termination, suspension or amendment of the Plan may adversely affect any outstanding Restricted Stock Award without the consent of the affected Participant.

Section 14.                         Shareholder Approval.  Any Restricted Stock Award granted under the Plan prior to the date on which the Plan is approved by shareholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held shareholders’ meeting shall be contingent upon such approval.

Section 15.                         Effective Date and Duration of the Plan.  The effective date of the Plan shall be the date the Plan is approved by the shareholders of the Company.  The Plan will terminate at midnight on the tenth anniversary of the date prior to such effective date and may be terminated prior to such time by Board action.  No Restricted Stock Award will be granted after such termination.  Restricted Stock Awards outstanding upon termination of the Plan may continue to become free of restrictions, in accordance with their terms.

Section 16.                         Miscellaneous.

(a)                                Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

(b)                               Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.